Exhibit 99.3

HCP UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND THE YEAR ENDED DECEMBER 31, 2010

Page
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2011	3

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010	4

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 7, 2011, the Company completed its acquisition of substantially all of the real estate assets of HCR ManorCare, Inc. (“HCR ManorCare), for a purchase price of $6 billion. The purchase price consisted of the following: (i) $4 billion in cash consideration; and (ii) $2 billion representing the fair value of the Company’s former HCR ManorCare debt investments that were settled as part of this acquisition. Through this transaction, the Company acquired 334 HCR ManorCare post-acute, skilled nursing and assisted living facilities. A wholly-owned subsidiary of HCR ManorCare will continue to operate the assets pursuant to a long-term triple-net master lease agreement supported by a guaranty from HCR ManorCare. Additionally, the Company exercised its option to purchase an interest in the operations of HCR ManorCare (HCRMC Operations, LLC) for $95 million that represented a 9.9% equity interest at closing.

The accompanying unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of HCP for the nine months ended September 30, 2011 and year ended December 31, 2010 and HCR Properties LLC (“HCR PropCo”) for the three months ended March 31, 2011 and year ended December 31, 2010. The historical financial information of HCP was derived from its consolidated financial statements that are included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2011 and Annual Report on Form 10-K for the year ended December 31, 2010. The historical financial information of HCR PropCo was derived from its consolidated financial statements that are included as Exhibits 99.4 for the three months ended March 31, 2011 and 99.2 for the year ended December 31, 2010 to the Company’s Current Report on Form 8-K as filed with the SEC on March 22, 2011, as amended on January 18, 2012.

The accompanying unaudited pro forma condensed consolidated statements of operations give effect to the acquisition of HCR PropCo by HCP and the purchase of an interest in the operations of HCR ManorCare (the “Acquisitions”). The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and year ended December 31, 2010 have been prepared as if the Acquisition had occurred as of January 1, 2010. Such statements also reflect the incurrence of debt and give effect to certain capital transactions undertaken by HCP in order to finance the Acquisition.

In the opinion of HCP’s management, the pro forma condensed consolidated statements of operations include all significant necessary adjustments that can be factually supported to reflect the effects of the Acquisitions. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2011

	HCP Historical	HCR MC PropCo Historical(A)	HCR MC PropCo Pro Forma Adjustments(A)		HCP Pro Forma
	(in thousands, except per share data)
Revenues and other income:
Rental and related revenues	$768,647	$—	$—		$768,647
Tenant recoveries	69,765	—	—		69,765
Resident fees and services	15,314	—	—		15,314
Income from direct financing leases	310,553	111,341	38,221	(B)	460,115
Interest income	99,199	—	(54,303)	(C)	44,896
Investment management fee income	1,605	—	—		1,605
Total revenues	1,265,083	111,341	(16,082)		1,360,342
Costs and expenses:
Depreciation and amortization	270,028	—	—		270,028
Interest expense	317,903	39,609	(31,687)	(D)	325,825
Operating	151,139	425	(376)	(E)	151,188
General and administrative	76,472	—	—		76,472
Impairments (recoveries)	15,400	—	—		15,400
Total costs and expenses	830,942	40,034	(32,063)		838,913
Other income (expense), net	17,058	(154)	154		17,058
Income before income taxes and equity income from investments in unconsolidated joint ventures	451,199	71,153	16,135		538,487
Income taxes	(290)	(26,898)	26,898	(F)	(290)
Equity income from unconsolidated joint ventures	32,798	—	17,732	(G)	50,530
Income from continuing operations	483,707	44,255	60,765		588,727
Noncontrolling interests’ share of earnings	(12,660)	—	—		(12,660)
Income from continuing operations attributable to HCP, Inc.	471,047	44,255	60,765		576,067
Preferred stock dividends	(15,848)	—	—		(15,848)
Participating securities’ share in earnings	(1,893)	—	—		(1,893)
Income from continuing operations applicable to common shares	$453,306	$44,255	$60,765		$558,326
Income from continuing operations per common share—basic(H)	$1.15				$1.38
Income from continuing operations per common share—diluted(H)	$1.14				$1.37
Weighted average shares used to calculate income per common share:
Basic(H)	395,258		9,451	(I)	404,709
Diluted(H)	397,013		9,451	(I)	406,464

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

	HCP Historical	HCR MC PropCo Historical(A)	HCR MC PropCo Pro Forma Adjustments(A)		HCP Pro Forma
	(in thousands, except per share data)
Revenues and other income:
Rental and related revenues	$951,855	$—	$—		$951,855
Tenant recoveries	56,416	—	—		56,416
Resident fees and services	32,596	—	—		32,596
Income from direct financing leases	49,438	442,970	120,328	(B)	612,736
Interest income	160,163	—	(112,605)	(C)	47,558
Investment management fee income	4,666	—	—		4,666
Total revenues	1,255,134	442,970	7,723		1,705,827
Costs and expenses:
Depreciation and amortization	311,952	—	—		311,952
Interest expense	288,650	155,686	(43,130)	(D)	401,206
Operating	210,276	1,700	(1,517)	(E)	210,459
General and administrative	83,048	—	—		83,048
Impairments (recoveries)	(11,900)	—	—		(11,900)
Total costs and expenses	882,026	157,386	(44,647)		994,765
Other income, net	15,819	(25,641)	25,641		15,819
Income before income taxes and equity income from and impairments of investments in unconsolidated joint ventures	388,927	259,943	78,011		726,881
Income taxes	(412)	(98,283)	98,283	(F)	(412)
Equity income from unconsolidated joint ventures	4,770	—	62,770	(G)	67,540
Impairments of investments in unconsolidated joint ventures	(71,693)	—	—		(71,693)
Income from continuing operations	321,592	161,660	239,064		722,316
Noncontrolling interests’ share of earnings	(13,686)	—	—		(13,686)
Income from continuing operations attributable to HCP, Inc.	307,906	161,660	239,064		708,630
Preferred stock dividends	(21,130)	—	—		(21,130)
Participating securities’ share in earnings	(2,081)	—	—		(2,081)
Income from continuing operations applicable to common shares	$284,695	$161,660	$239,064		$685,419
Income from continuing operations per common share—basic(H)	$0.93				$1.80
Income from continuing operations per common share—diluted(H)	$0.93				$1.79
Weighted average shares used to calculate income per common share:
Basic(H)	305,574		76,000	(I)	381,574
Diluted(H)	306,900		76,000	(I)	382,900

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of HCP and HCR PropCo as of and for the year ended December 31, 2010 and for the nine months ended September 30, 2011 that are incorporated herein by reference.

(A)                               The historical financial statements of HCR PropCo for the three months ended March 31, 2011 and year ended December 31, 2010 have been presented based on the financial statement classification utilized by HCP. The historical financial statements of HCR PropCo have been adjusted for each of the periods presented in the pro forma results for HCP as if the Acquisitions were completed as of January 1 for the respective periods presented. The results of operations and related assets and liabilities of HCR PropCo have been included in HCP’s consolidated financial statements from the acquisition date, April 7, 2011.

(B)                               Adjustments to income from DFLs follow (in thousands):

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Eliminate HCR PropCo historical income from DFLs	$(111,341)	$(442,970)
Pro forma amortization of unearned income from DFLs under the effective interest method	149,562	563,298
	$38,221	$120,328

The Company’s joint venture interest in HCRMC Operations, LLC is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP’s ownership in HCRMC Operations, LLC.

(C)                               Represents the elimination of interest earned on HCR ManorCare debt (held as loan investments by HCP) that was settled at closing. The settlement of these loan receivables resulted in a gain of $23 million that is included in interest income. As this non-recurring gain is directly attributable to the Aquisitions, its impact on HCP’s results of operations for the nine months ended September 30, 2011 was excluded from the pro forma condensed consolidated statements of operations.

(D)                               Adjustments to interest expense follow (in thousands):

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Eliminate HCR PropCo’s historical interest expense	$(39,609)	$(155,686)
Eliminate HCP’s historical interest expense related to debt repaid at closing that was secured by HCP’s loan investment participation in HCR PropCo’s mortgage debt	—	(5,524)
Interest expense and related amortization of issuance costs and fees associated with borrowings used to finance the Acquisition	7,922	118,080
	$(31,687)	$(43,130)

In January 2011, HCP issued an aggregate $2.4 billion of senior unsecured notes, including $400 million aggregate principal amount of 2.700% senior notes due 2014, $500 million aggregate principal amount of 3.750% senior notes due 2016, $1.2 billion aggregate principal amount of 5.375% senior notes due 2021, and $300 million aggregate principal amount of 6.750% senior notes due 2041. All of HCR PropCo’s long-term debt, including HCP’s aggregate investments in HCR PropCo debt with an aggregate face amount of $2.1 billion, was settled or repaid at closing.

(E)                                Adjustments to operating expenses follow (in thousands):

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Eliminate HCR PropCo’s historical operating expenses	$(425)	$(1,700)
Recognize the amortization of acquired ground lease intangibles	49	183
	$(376)	$(1,517)

For intangible assets associated with the value of in-place ground leases, a weighted-average remaining lease term of approximately 88 years was used to compute amortization expense. The Company computes amortization using the straight-line method over the remaining lease term of the related lease.

(F)                                 At the closing of the Acquisition, 100% of the real estate of HCR PropCo was acquired by a REIT subsidiary of HCP; accordingly, assuming this acquisition was effective January 1, 2010, substantially all of the amounts of the income tax expense would then be eliminated.

(G)                               The Company’s joint venture interest in HCRMC Operations, LLC is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP’s ownership in HCRMC Operations, LLC. Further, the Company’s share of earnings from HCRMC Operations, LLC (equity income) increases for the corresponding reduction of related lease expense recognized at the HCRMC Operations, LLC level.

(H)                              The calculations of basic and diluted earnings from continuing operations attributable to common stock per share follow (in thousands, except per share data):

	Nine Months Ended September 30, 2011		Year Ended December 31, 2010
	HCP Historical	Pro Forma HCP	HCP Historical	Total HCP Pro Forma
Income from continuing operations	$483,707	$588,727	$321,592	$722,316
Noncontrolling interests’ share of earnings	(12,660)	(12,660)	(13,686)	(13,686)
Income from continuing operations applicable to HCP, Inc.	$471,047	$576,067	$307,906	$708,630
Preferred stock dividends	(15,848)	(15,848)	(21,130)	(21,130)
Participating securities’ share in earnings	(1,893)	(1,893)	(2,081)	(2,081)
Income from continuing operations applicable to common stocks	$453,306	$558,326	$284,695	$685,419
Weighted average shares used to calculate earnings per common stock–Basic	395,258	404,709	305,574	381,574
Incremental weighted average effect of potentially dilutive instruments	1,755	1,755	1,326	1,326
Adjusted weighted average shares used to calculate earnings per common stock–Diluted	397,013	406,464	306,900	382,900
Earnings from continuing operations per common stock–Basic	$1.15	$1.38	$0.93	$1.80
Earnings from continuing operations per common stock–Diluted	$1.14	$1.37	$0.93	$1.79

(I)                                   The historical weighted-average shares of HCP for the year ended December 31, 2010 and September 30, 2011 have been adjusted for the impact of the December 2010 and March 2011 issuances of 76 million shares of HCP common stock (excludes 4.5 million in March 2011 related to the underwriter’s overallotment option), as if the issuances had occurred as of January 1, 2010 as such shares were issued in order to finance the Acquisitions.